                                                                     EXHIBIT 3.1

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                       PIONEER SEMICONDUCTOR CORPORATION,
                            A CALIFORNIA CORPORATION



     The undersigned, Alex C. Hui and Chi-Hung Hui, do hereby certify that:

     ONE: They are the duly elected and acting President and Secretary, respectively, of Pioneer Semiconductor Corporation, a California corporation.

     TWO: The Articles of Incorporation of said corporation are amended and restated in full to read as follows:

                                   ARTICLE I

     The name of this Corporation is Pioneer Semiconductor Corporation.


                                   ARTICLE II

     The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporation Code.


                                  ARTICLE III

     A.   Classes of Stock.  This Corporation is authorized to issue two classes
          ----------------
of shares, designated "Preferred Stock" and "Common Stock." The total number of shares which the Corporation is authorized to issue is fifty million (50,000,000) shares. Thirty million (30,000,000) shares shall be Common Stock, without par value (the "Common Stock"), and twenty million (20,000,000) shares shall be Preferred Stock, without par value (the "Preferred Stock").

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     B.  Rights, Preferences and Privileges of Preferred Stock.  The Preferred
         -----------------------------------------------------
Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, within the limitations and restrictions stated in these Articles of Incorporation, to fix or alter the individual rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, the liquidation preference of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.


                                   ARTICLE IV

     The rights, preferences, privileges, restrictions and other matters relating to the shares of Series A Preferred Stock and Series B Preferred Stock are as follows:

     A.   Designation.  Five million two hundred thousand (5,200,00) shares of
          -----------
Preferred Stock are hereby designated "Series A Preferred Stock" (hereinafter referred to as the "Series A Stock") with the rights, preferences and privileges specified herein. Four million (4,000,000) shares are hereby designated and known as "Series B Preferred Stock" (hereinafter referred to as the "Series B Stock") with the rights, preferences and privileges specified herein. One million eight hundred seventy-five thousand (1,875,000) shares of Preferred Stock are hereby designated "Series C Preferred Stock" (hereinafter referred to as the "Series C Stock"). As described further herein, all of the rights, privileges, preferences and restrictions of the Series C Stock shall be and hereby are deemed pari passu (on an equal basis) with (including, without
                  ---- -----
limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent) any of those of the Series A Stock and Series B Stock.

     B.   Dividends.  The holders of outstanding Series A Stock, Series B Stock
          ---------
and Series C Stock shall be entitled, to receive in any fiscal year, when and as declared by the Board of Directors of the corporation, out of any assets at the time legally available therefor, dividends at the rate of $.04 per share of Series A Stock per annum, $.08 per share of Series B Stock per annum and $.13 per share of Series C Stock per annum, before any dividend is paid on Common Stock. The Series A Stock, Series B Stock and Series C Stock shall rank on a parity basis as to the declaration and payment of dividends thereon, and no dividend shall be paid on or declared and set apart for the shares of a series of the Preferred Stock unless at the same time a like proportion to the relative annual dividend, ratably in proportion to the respective annual dividend rate fixed therefor, shall be paid on or declared and set apart for the other series of the Preferred Stock. Such dividends may be payable quarterly or otherwise as the Board of Directors may from time to time determine.

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

Dividends may be declared and paid upon Common Stock in any fiscal year of the corporation only if dividends shall have been paid to or declared and set apart upon all shares of Series A Stock, Series B Stock and Series C Stock at such annual rate for each quarter of such fiscal year of the corporation including the quarter in which such dividends upon Common Stock are declared. To the extent dividends are paid on the Common Stock, the holders of Series A Stock, Series B Stock and Series C Stock shall be entitled to dividends at least as large per share (as determined on an as-converted basis) as those declared or paid with respect to the Common Stock. The right to such dividends on Series A Stock, Series B Stock and Series C Stock shall not be cumulative and no right shall accrue to holders of Series A Stock, Series B Stock and Series C Stock by reason of the fact that dividends on said shares are not declared in any prior year, nor shall any undeclared or unpaid dividend bear or accrue interest.

     C.   Liquidation Preference.
          ----------------------

          (1) In the event of any liquidation, dissolution, or winding up of the corporation, either voluntary or involuntary, the holders of the Series A Stock, Series B Stock and Series C Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of the Common Stock by reason of their ownership of such stock, an amount per share of Series A Stock equal to the sum of $.50 plus all declared but unpaid dividends (the "Series A Liquidation Preference"), an amount per share of Series B Stock equal to the sum of $1.00 plus all declared but unpaid dividends (the "Series B Liquidation Preference") and an amount per share of Series C Stock equal to the sum of $1.60 plus all declared but unpaid dividends (the "Series C Liquidation Preference"), for each share of Series A Stock, Series B Stock and Series C Stock, respectively, then held by them. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Stock, Series B Stock and Series C Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the corporation legally available for distribution shall be distributed pari passu among the
                                                        ---- -----
holders of the Series A Stock, Series B Stock and Series C Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive. After the payment or setting apart of payment to the holders of Series A Stock, Series B Stock and Series C Stock of the full amounts to which they shall be entitled as aforesaid, the holders of Common Stock shall be entitled to receive ratably on a per share basis all the remaining assets of the corporation.

          (2) A consolidation or merger of the corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the corporation, shall be deemed to be a liquidation, dissolution, or winding up within the meaning of this Section C.

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

     D.   Voting Rights.
          -------------

          (1) The holder of each share of the Series A Stock, Series B Stock and Series C Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series A Stock, Series B Stock and Series C Stock could be converted on the record date for the vote or consent of shareholders and, subject to the provisions of subsections (2) and (3) below, shall have voting rights and powers equal to the voting rights and powers of the Common Stock and shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series A Stock, Series B Stock and Series C Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

          (2) At each annual election of directors of the corporation, the holders of Series A Stock shall be entitled, voting as a single class, to elect one (1) director of the corporation. In the case of any vacancy in the office of a director elected by the holders of Series A Stock, a successor shall be elected to hold office for the unexpired term of such director by the affirmative vote of the holders of the Series A Stock, voting as a single class, given at a special meeting of such shareholders duly called for that purpose or by the unanimous written consent of such shareholders. Except for a vacancy created by the removal of a director as provided below and prior to an annual or special meeting of the holders of the Series A Stock convened for the purpose of electing a director to fill a vacancy on the Board of Directors as provided above, the acting and incumbent director previously elected pursuant to this subparagraph (2) may appoint a director to serve until the holders of the Series A Stock duly elect a successor director. Any director who shall have been elected by the holders of Series A Stock may appoint a director to serve as such until the holders of the Series A Stock duly elect a successor director. Any director who shall have been elected by the holders of the Series A Stock may be removed during the aforesaid term of office, either for or without cause, by, and only by, the affirmative vote of the holders of that percentage of the Series A Stock required by Section 303(a) of the California General Corporations Law, given at a special meeting of such shareholders duly called for that purpose or by the unanimous written consent of such shareholders, and any such vacancy thereby created may be filled by the holders of the Series A Stock represented at such meeting or by such unanimous written consent.

          (3) At each annual election of directors of the corporation, the holders of Series B Stock and Series C Stock, voting together as a single class, shall be entitled, voting separately as a single class, to elect one (1) director of the corporation. In the case of any vacancy in the office of a director elected by the holders of Series B Stock and Series C Stock, a successor shall be elected to hold office for the unexpired term of such director by the affirmative vote of the holders of the Series B Stock and Series C Stock, voting together as a single class, given at a special meeting of such shareholders duly called for that purpose or by the unanimous written consent of such shareholders. Except for a vacancy created by the removal of a director as provided below and prior to an annual or special meeting of the holders of the Series B Stock and Series C Stock convened for the purpose of electing a director to fill a vacancy on the Board of Directors as provided above, the acting and incumbent director previously elected by the holders of Series B Stock and Series C Stock may appoint a director to serve as such until the holders of the Series B Stock and Series C Stock duly elect a successor director. Any director who shall have been elected by the holders of the Series B Stock and Series C Stock may be removed during the aforesaid term of office, either for or without cause, by, and only by, the affirmative vote of the holders of that percentage of the Series B Stock and Series C Stock required by Section 303(a) of the California General Corporations Law, given at a special meeting of such shareholders duly called for that purpose or by the unanimous written consent of such shareholders, and any such vacancy thereby created may be filled by the holders of the Series B Stock and Series C Stock represented at such meeting or by such unanimous written consent.

          (4) At each annual election of directors of the corporation, the holders of Common Stock shall be entitled, voting as a separate class, to elect all remaining directors not elected pursuant to subparagraphs (2) and (3) above. In the case of any vacancy in the office of a director elected by the holders of Common Stock, a successor shall be elected to hold office for the unexpired term of such director by the affirmative vote of the holders of a majority of the Common Stock given at a special meeting of such shareholders duly called for that purpose or by the unanimous written consent of such shareholders. Except for a vacancy created by the removal of a director as provided below and prior to an annual or special meeting of the holders of the Common Stock convened for the purpose of electing a director to fill a vacancy on the Board of Directors as provided above, the acting and incumbent director previously elected pursuant to this subparagraph (4) may appoint a director to serve as such until the holders of the Common Stock duly elect a successor director. Any director who shall have been elected by the holders of the Common Stock may be removed during the aforesaid term of office, either for or without cause, by, and only by, the affirmative vote of the holders of that percentage of the Common Stock required by Section 303(a) of the California General Corporations Law, given at a special meeting of such shareholders duly called for that purpose or by the unanimous written consent of such shareholders, and any such vacancy thereby created may be filled by the holders of the Common Stock represented at such meeting or by such unanimous written consent.

     E.   Conversion.  The holders of the Series A Stock, Series B Stock and
          ----------
Series C Stock shall have conversion rights as follows (the "Conversion
Rights"):

          (1) Right to Convert.  Each share of Series A Stock shall be
              ----------------
convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the corporation or any transfer agent for the Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing fifty cents ($.50) by the Series A Conversion Price (as hereinafter defined). Each share of Series B Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the corporation or any transfer agent for the Preferred

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

Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing one dollar ($1.00) by the Series B Conversion Price (as hereinafter defined) in effect at the time of conversion. Each share of Series C Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the corporation or any transfer agent for the Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing one dollar and sixty cents ($1.60) by the Series C Conversion Price (as hereinafter defined) in effect at the time of conversion. The initial conversion price per share of Series A Stock (the "Series A Conversion Price"), Series B Stock (the "Series B Conversion Price") and Series C Stock (the "Series C Conversion Price") shall be fifty cents ($0.50), one dollar ($1.00) and one dollar and sixty cents ($1.60), respectively. The Series A Conversion Price, Series B Conversion Price and Series C Conversion Price are sometimes collectively referred to herein as the "Conversion Prices"). The initial Conversion Prices shall be subject to adjustment as hereinafter provided.

          (2) Automatic Conversion.  Each share of Series A Stock, Series B
              --------------------
Stock and Series C Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price upon the earlier of (i) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the corporation to the public at a price per share of Common Stock of not less than $3.00 (as adjusted for stock splits, stock dividends and the like) from which the aggregate gross proceeds to the corporation (prior to underwriting commissions and expenses) is not less than $10,000,000 or (ii) the voluntary conversion into Common Stock of seventy percent (70%) or more of the originally issued shares of Series A Stock, Series B Stock and Series C Stock treated for such purpose as one class.

          (3) Mechanics of Conversion.  No fractional shares of Common Stock
              -----------------------
shall be issued upon conversion of the Series A Stock, Series B Stock and Series C Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the corporation shall pay cash equal to such fraction multiplied by the effective Series A Conversion Price, Series B Conversion Price and Series C Conversion Price. Before any holder of Series A Stock, Series B Stock or Series C Stock shall be entitled to convert the same into full shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or of any transfer agent for the Series A Stock, Series B Stock or Series C Stock, and shall give written notice to the corporation at such office that such holder elects to convert the same. The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Stock, Series B Stock or Series C Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to such holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Stock, Series B Stock or Series C Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. If the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act of 1933, the conversion may, at the option of any holder tendering Series A Stock, Series B Stock or Series C Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series A Stock, Series B Stock or Series C Stock shall not be deemed to have converted such Series A Stock, Series B Stock or Series C Stock until immediately prior to the closing of such sale of securities.

          (4) Adjustments to Conversion Price for Diluting Issues.
              ---------------------------------------------------

              (a) Special Definitions.  For purposes of this paragraph (4), the
                  -------------------
following definitions shall apply:

                  (i) 'Options' shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                  (ii) 'Original Issue Date' shall mean the date on which a share of Series C Stock was first issued.

                  (iii) 'Convertible Securities' shall mean any evidence of indebtedness, shares (other than Common Stock, Series A Stock, Series B Stock and Series C Stock) or other securities convertible into or exchangeable for Common Stock.

                  (iv) 'Additional Shares of Common Stock, shall mean all shares of Common Stock issued (or, pursuant to subparagraph (4)(c), deemed to be issued) by the corporation after the original issue date, other than Common Stock issued or issuable:

                       (w) upon conversion of shares of Series A Stock, Series B Stock and Series C Stock;

                       (x) to officers, directors or employees of, or consultants to, the corporation pursuant to a stock grant, option plan or purchase plan or other employee stock incentive program (collectively, the "Plans") approved by the Board of Directors;

                       (y) as a dividend or distribution on Series A Stock, Series B Stock and Series C Stock; and

                       (z) by way of dividend or other distribution on Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (w), (y) or this clause (z) or Common Stock so excluded.

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

          (b) No Adjustment of Conversion Price.  No adjustment in the
              ---------------------------------
Conversion Price of a particular share of Series A Stock, Series B Stock or Series C Stock shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the corporation is less than the Series A Conversion Price, Series B Conversion Price or Series C Conversion Price in effect on the date of, and immediately prior to such issue, for such share of Series A Stock, Series B Stock or Series C Stock, respectively.

              (c) Deemed Issuance of Additional Shares of Common Stock.
                  ----------------------------------------------------

                  (i) Options and Convertible Securities.  In the event the
                      ----------------------------------
corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such convertible securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to subparagraph E(4)(e) hereof) of such Additional Shares of Common Stock would be less than the Series A Conversion Price, Series B Conversion Price and Series C Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                      (x) no further adjustment in the Series A Conversion Price, Series B Conversion Price and Series C Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                      (y) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series A Conversion Price, Series B Conversion Price or Series C Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities; and

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

                   (z) no readjustment pursuant to clause (y) above shall have the effect of increasing the Series A Conversion Price, Series B Conversion Price or Series C Conversion Price to an amount which exceeds the lower of (i) the Series A Conversion Price, Series B Conversion Price or Series C Conversion Price on the original adjustment date, or (ii) the Series A Conversion Price, Series B Conversion Price or Series C Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

              (ii) Stock Dividends and Subdivisions.  In the event the
                   --------------------------------
corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend on the Common Stock payable in Common Stock, or effect a split or subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common), then and in any such event, Additional Shares of Common Stock shall be deemed to have been issued:

                   (x) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or

                   (y) in the case of any such subdivision, at the close of business on the date immediately prior to the date upon which such corporate action becomes effective.

          (d) Adjustment of Conversion Price Upon Issuance of Additional Shares
              -----------------------------------------------------------------
of Common Stock.  In the event this corporation shall issue Additional Shares of
- ---------------
Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to subparagraph (4)(c) of this Section E) without consideration or for a consideration per share less than the applicable Series A Conversion Price, Series B Conversion Price and/or Series C Conversion Price in effect immediately prior to such event, such Series A Conversion Price, Series B Conversion Price and/or Series C Conversion Price, as applicable, shall be reduced, concurrently with such issue, to a price (calculated to the nearest tenth of a cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that, for the purposes of this paragraph (d), all shares of Common Stock issuable upon exercise of outstanding Options and conversion of outstanding Convertible Securities shall be deemed to be outstanding, and immediately after any Additional Shares of Common Stock are deemed issued pursuant to paragraph (iii), such Additional Shares of Common Stock shall be deemed to be outstanding.

          (e) Determination of Consideration.  For purposes of this paragraph
              ------------------------------
E(4), the consideration received by the corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

              (i) Cash and property:  Such consideration shall:

                  (x) insofar as it consists of cash, be computed at the aggregate amount of cash received by the corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                  (y) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors ; and

                  (z) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (x) and (y) above, as determined in good faith by the Board of Directors.

              (ii)  Options and Convertible Securities.  The consideration per
                    ----------------------------------
share received by the corporation for Additional Shares of Common Stock deemed to have been issued pursuant to subparagraph E(4)(C)(i), relating to Options and Convertible Securities, shall be determined by dividing

                    (x) the total amount, if any, received or receivable by the corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                    (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

              (iii)  Stock Dividends and Stock Subdivisions.  Any Additional
                     --------------------------------------
Shares of Common Stock deemed to have been issued, relating to stock dividends and stock splits or subdivisions, shall be deemed to have been issued for no consideration.

              (f) Adjustment for Combinations or Consolidation of Common Stock.
                  ------------------------------------------------------------

                    In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Series A Conversion Price, Series B Conversion Price and Series C Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

          (5) Adjustments for Recapitalizations.  If at any time or from time to
              ---------------------------------
time there shall be a recapitalization of the Common Stock (other than a subdivision or combination provided for elsewhere in paragraph (4) above, provision shall be made so that the holders of the Series A Stock, Series B Stock and Series C Stock shall thereafter be entitled to receive upon conversion of the Series A Stock, Series B Stock and Series C Stock the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this paragraph (5) with respect to the rights of the holders of the Series A Stock, Series B Stock and Series C Stock after the recapitalization to the end that the provisions of this paragraph E (including adjustment of the Series A Conversion Price, Series B Conversion Price and Series C Conversion Price then in effect and the number of shares issuable upon conversion of the Series A Stock, Series B Stock and Series C Stock) shall be applicable after that event as nearly equivalent as may be practicable.

          (6) No Impairment.  The corporation will not, by amendment of its
              -------------
Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation but will at all times in good faith assist in the carrying out of all the provisions of this paragraph E and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Stock, Series B Stock and Series C Stock against impairment.

          (7) Certificate as to Adjustments.  Upon the occurrence of each
              -----------------------------
adjustment or readjustment of the Series A Conversion Price, Series B Conversion Price and Series C Conversion Price pursuant to this paragraph E, the corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Stock, Series B Stock and Series C Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon the written request at any time of any holder of Series A Stock, Series B Stock and Series C Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series A Conversion Price, Series B Conversion Price and Series C Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series A Stock, Series B Stock and Series C Stock.

          (8) Notices of Record Date.  In the event that this corporation shall
              ----------------------
propose at any time:

              (a) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

              (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

              (c) to effect any reclassification or recapitalization of the shares of its Common Stock outstanding involving a change in the Common Stock; or

              (d) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business or to liquidate, dissolve or wind up;

then, in connection with each such event, this corporation shall send to the holders of the Series A Stock and Series B Stock:

                  (i) at least 20 days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (c) and (d) above; and

                  (ii) in the case of the matters referred to in (c) and (d) above, at least 20 days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of the Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon the occurrence of such events).

          (9) Issue Taxes.  The corporation shall pay any and all issue and
              -----------
other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series A Stock, Series B Stock and Series C Stock.

          (10) Reservation of Common Stock Issuable Upon Conversion.  The
               ----------------------------------------------------
corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series A Stock, Series B Stock and Series C Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Stock, Series B Stock and Series C Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Stock, Series B Stock and Series C Stock, the corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          (11) Notices.  Any notice required by the provisions of paragraph (8)
               -------
to be given to the holders of shares of Series A Stock, Series B Stock and Series C Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the corporation.

     F.   Rights and Preferences of Other Series of Preferred Stock.  The Board
          ---------------------------------------------------------
of Directors of the corporation shall be authorized, in designating additional series of Preferred Stock of the corporation and fixing the rights, privileges and preferences relating thereto, to fix such rights, privileges and preferences of such additional series of Preferred Stock as to be of equal seniority and grade as the Series A Stock, Series B Stock and Series C Stock herein designated. Without limitation of the foregoing, the board may fix the dividend and liquidation preferences of any such additional series of preferred stock so that such additional series of preferred stock are entitled to participate pari
                                                                           ----
passu with the Series A Stock, Series B Stock and Series C Stock as to dividends
- -----
and liquidating distributions in such amounts as the board shall designate as the dividend and liquidation preferences for any such additional series of Preferred Stock.

     G.   Repurchase of Common Stock.  Each holder of an outstanding share of
          --------------------------
Series A Stock, Series B Stock and Series C Stock shall be deemed to have consented, for purposes of Sections 502, 503, and 506 of the California General Corporation Law to distributions made by the corporation in connection with the repurchase, at cost, of shares of Common Stock issued to or held by employees upon termination of their employment pursuant to agreements providing for the right of such repurchase between the corporation and such employees.

     H.   Protective Provisions.
          ---------------------

          (1) So long as any shares of Series A Stock are outstanding, the Corporation shall not, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of a majority of the then outstanding shares of Series A Stock, voting separately as a class;

              (a) materially and adversely alter or change any of the powers, preferences, privileges or rights of the Series A Stock; or

              (b) increase the authorized number of shares of Series A Stock; or

              (c) amend the provisions of this paragraph (H)(1); or

              (d) designate or issue any new class or series of shares having preferences superior to the Series A Stock as to dividends, conversion rights or liquidation.

          (2) So long as any shares of Series B Stock are outstanding, the Corporation shall not, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of a majority of the then outstanding shares of Series B Stock, voting separately as a class;

              (a) materially and adversely alter or change any of the powers, preferences, privileges or rights of the Series B Stock; or

              (b) increase the authorized number of shares of Series B Stock; or

              (c) amend the provisions of this paragraph (H)(2); or

              (d) designate or issue any new class or series of shares having preferences superior to the Series B Stock as to dividends, conversion rights or liquidation.

          (3) So long as any shares of Series C Stock are outstanding, the Corporation shall not, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of a majority of the then outstanding shares of Series C Stock, voting separately as a class;

              (a) materially and adversely alter or change any of the powers, preferences, privileges or rights of the Series C Stock; or

              (b) increase the authorized number of shares of Series C Stock; or


              (c) amend the provisions of this paragraph (H)(3); or

              (d) designate or issue any new class or series of shares having preferences superior to the Series C Stock as to dividends, conversion rights or liquidation.

          (4) So long as any shares of Series A Stock, Series B Stock and Series C Stock are outstanding, the corporation shall not, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of a majority of the then outstanding shares of Series A Stock, Series B Stock and Series C Stock, voting together as a single class, sell, convey or otherwise dispose of all or substantially all of its property or business, or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation), or effect any transaction or series of related transactions pursuant to which shares of the corporation representing more than fifty percent (50%) of the voting power of the corporation are disposed of.


                                   ARTICLE V

     A.   Limitation of Directors' Liability.  The liability of the directors of
          ----------------------------------
this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

     B.   Indemnification of Corporate Agents.  This corporation is authorized
          -----------------------------------
to provide indemnification of its agents (as defined in Section 317 of the California Corporations Code) for breach of their duty to this corporation and its shareholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by such Section 317, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code.

     C.   Repeal or Modification.  Any repeal or modification of the foregoing
          ----------------------
provisions of this Article V shall be prospective only and shall not adversely affect any right of indemnification or limitation of liability of an agent of this Corporation relating to acts or omissions occurring prior to such repeal or modification.

     THREE:   The foregoing amendment and restatement of the Articles of
Incorporation has been duly approved by the Board of Directors of said corporation.

     FOUR:    The foregoing amendment and restatement of the Articles of
Incorporation was duly approved by the holder of the requisite number of shares of said corporation in accordance with Sections 902 and 903 of the California Corporations Code. The total number of outstanding shares of each class entitled to vote with respect to the foregoing amendment and restatement is 3,885,513 shares of Common Stock, 5,200,000 Series A Preferred Stock and 2,150,000 shares of Series B Preferred Stock. The number of shares voting in favor of the foregoing amendment and restatement equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding shares of Common Stock, voting separately as a class, more than 50% of the outstanding shares of Series A

Preferred Stock, voting separately as a class, more than 50% of the outstanding shares of Series B Preferred Stock, voting separately as a class, and more than 50% of the outstanding shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock, voting together as a class.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.
Date:  July 8, 1993.


                           /s/ Alex C. Hui
                          _______________________________
                                  Alex C. Hui
                                   President


                           /s/ Chi-Hung Hui
                          ________________________________
                                  Chi-Hung Hui
                                  Secretary

                           CERTIFICATE OF AMENDMENT

                                OF THE RESTATED

                           ARTICLES OF INCORPORATION

                                       OF

                       PIONEER SEMICONDUCTOR CORPORATION


          Alex C. Hui and Chi-Hung Hui hereby certify that:

          1. They are the President and the Secretary, respectively, of Pioneer Semiconductor Corporation, a California corporation (the "Corporation").

          2. Article I of the Restated Articles of Incorporation of said Corporation shall be amended to read in full as follows:

                                  "ARTICLE I

          The name of this corporation is Pericom Semiconductor Corporation."

          3. The foregoing Amendment has been approved by the Board of Directors of said Corporation.

          4. The foregoing Amendment has been approved by the required vote of the shareholders of said Corporation in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares entitled to vote with respect to the foregoing Amendment was 3,885,513 shares of Common Stock, 5,200,000 shares of Series A Preferred Stock, 2,150,000 shares of Series B Preferred Stock, and 1,875,000 shares of Series C Preferred Stock; and the number of shares voting in favor of the foregoing

Amendment equaled or exceeded the vote required, such required vote being more than 50% of the outstanding shares.

          We further declare under penalty of perjury under the laws of the State of California that the matters set forth in the foregoing Certificate are true and correct of our own knowledge.

          Executed at San Jose, California, on October 31, 1993.


                                  /s/ Alex C. Hui
                                 _______________________________
                                 Alex C. Hui

                                  /s/ Chi-Hung Hui
                                 _______________________________
                                 Chi-Hung Hui